Exhibit 99.1


         Virage Logic Reports First-Quarter Fiscal 2006 Results; Revenue of $13.7 Million Increases by 7% over Q4 Fiscal 2005


     FREMONT, Calif.--(BUSINESS WIRE)--Jan. 25, 2006--Virage Logic Corporation (Nasdaq:VIRL) today reported its financial results for the first fiscal quarter ended December 31, 2005.
     Revenues for the first quarter of fiscal 2006 were $13.7 million, compared with $15.9 million for the first quarter of fiscal 2005 and $12.8 million for the fourth quarter of fiscal 2005. License revenue for the first quarter of fiscal 2006 was $10.4 million, compared with $13.1 million for the same period a year ago and $10.0 million for the prior quarter. Royalties for the first quarter of fiscal 2006 were $3.3 million, compared with $2.8 million for the first quarter of fiscal 2005 and $2.8 million for the fourth quarter of fiscal 2005.
     As reported under U.S. generally accepted accounting principles (GAAP), net loss for the first quarter of fiscal 2006 was $242,000, or $0.01 per share, compared with net income of $1.7 million, or $0.08 per share for the first quarter of fiscal 2005 and net income of $232,000 or $0.01 per share for the fourth quarter of fiscal 2005.
     Net loss for the first quarter of fiscal 2006 included $1.9 million of stock-based compensation expense. Without the adoption of FAS123R, the company would have reported a net loss of $95,000 or $0.00 per share.
     "We believe that our strategy of capturing both 90- and 65-nanometer designs during this current upturn in the semiconductor industry is beginning to pay off as royalty revenues begin to ramp," said Adam Kablanian, Virage Logic's president and chief executive officer. "At these advanced process nodes, our products hold a commanding technological lead over our competitors and offer customers key yield improvements and time-to-market advantages in implementing designs that utilize Virage Logic's semiconductor intellectual property."
     Virage Logic also announced today its business outlook for the second quarter of fiscal 2006. The company currently anticipates total revenues of approximately $14.5 million to $15.0 million. Expected total revenues for the quarter are anticipated to include royalties of approximately $4.0 million to $4.5 million. The company expects to report a GAAP net loss of approximately $0.00 to $0.01 per share for the three months ending March 31, 2006. The company expects $1.8 million of stock-based compensation expense for the second quarter ending March 31, 2006. Without the adoption of FAS123R, the company would expect earnings per diluted share of $0.02 to $0.04. Although this news release will be available on the company's website, the company disclaims any duty or intention to update these or any other forward-looking statements.
     Virage Logic's management plans to hold a teleconference on first-quarter 2006 results at 1:30 p.m. PT / 4:30 p.m. ET today. A live webcast of management's teleconference regarding first-quarter results will be available to all investors, and an archived webcast will be available from January 25, 2006 until January 25, 2007 on the Investor Relations page of Virage Logic's website at http://www.viragelogic.com. In addition, a telephonic replay will be available through February 1, 2006 at (719) 457-0820, access code 5866433.

     About Virage Logic

     Founded in 1996, Virage Logic Corporation rapidly established itself as a technology and market leader in providing advanced embedded memory intellectual property (IP) for the design of complex integrated circuits. Today the company is a global leader in semiconductor IP platforms comprising embedded memories, logic, and I/Os and is pioneering the development of a new class of IP called Silicon Aware IP. Silicon Aware IP tightly integrates Physical IP (memory, logic and I/Os) with the embedded test, diagnostic, and repair capabilities of Infrastructure IP to help ensure manufacturability and optimized yield at the advanced process nodes. Virage Logic's highly differentiated product portfolio provides higher performance, lower power, higher density and optimal yield to foundries, integrated device manufacturers (IDMs) and fabless customers who develop products for the consumer, communications and networking, hand-held and portable, and computer and graphics markets. The company uses its FirstPass-Silicon(TM) Characterization Lab for certain products to help ensure high quality, reliable IP across a wide range of foundries and process technologies. Headquartered in Fremont, California, Virage Logic has R&D, sales and support offices worldwide. For more information, visit www.viragelogic.com.

     Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

     Statements made in this news release, other than statements of historical fact, are forward-looking statements, including, for example, statements relating to industry and company trends, business outlook and products. Forward-looking statements are subject to a number of known and unknown risks and uncertainties, which might cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include Virage Logic's ability to improve its operations; its ability to forecast its business, including its revenue, income and order flow outlook; Virage Logic's ability to execute on its strategy to become a provider of semiconductor IP platforms; Virage Logic's ability to continue to develop new products and maintain and develop new relationships with third-party foundries and integrated device manufacturers; adoption of Virage Logic's technologies by semiconductor companies and increases or fluctuations in the demand for their products; the company's ability to overcome the challenges associated with establishing licensing relationships with semiconductor companies; the company's ability to obtain royalty revenues from customers in addition to license fees, to receive accurate information necessary for calculating royalty revenues and to collect royalty revenues from customers; business and economic conditions generally and in the semiconductor industry in particular; competition in the market for semiconductor IP platforms; and other risks including those described in the company's Annual Report on Form 10-K for the period ended September 30, 2005, and in Virage Logic's other periodic reports filed with the SEC, all of which are available from Virage Logic's website (www.viragelogic.com) or from the SEC's website (www.sec.gov), and in news releases and other communications. Virage Logic disclaims any intention or duty to update any forward-looking statements made in this news release.

     All trademarks are the property of their respective owners and are protected herein.

     --   financial statements attached -



                       Virage Logic Corporation
            Unaudited Consolidated Statements of Operations
               (In thousands, except per-share amounts)

                                                       Three Months
                                                           Ended
                                                     -----------------
                                                       December 31,
                                                        2005     2004
                                                     -------- --------
Revenue:
 License                                             $10,410  $13,062
 Royalties                                             3,315    2,797
                                                     -------- --------
Total revenues                                        13,725   15,859
Cost and expenses:
 Cost of revenues                                      3,179    3,037
 Research and development                              6,164    4,773
 Sales and marketing                                   4,260    3,813
 General and administrative                            2,756    1,934
                                                     -------- --------
   Total cost and expenses                            16,359   13,557
                                                     -------- --------
   Operating income (loss)                            (2,634)   2,302
Interest income and other, net                           619      294
                                                     -------- --------
   Income (loss) before taxes                         (2,015)   2,596
Income tax provision (benefit)                        (1,773)     857
                                                     -------- --------

   Net income (loss)                                   $(242)  $1,739
                                                     ======== ========

Earnings per share:
 Basic                                                $(0.01)   $0.08
                                                     ======== ========
 Diluted                                              $(0.01)   $0.08
                                                     ======== ========

Shares used in computing per-share amounts:
 Basic                                                22,257   21,781
                                                     ======== ========
 Diluted                                              22,257   22,697
                                                     ======== ========

                       Virage Logic Corporation
                 Unaudited Consolidated Balance Sheets
                            (In thousands)


                                                  December   September
                                                     31,        30,
                                                    2005       2005
                                                  ---------- ---------
ASSETS:
Current assets:
 Cash and cash equivalents                        $  32,121  $ 26,841
 Short-term investments                              35,118    34,410
 Accounts receivable, net                            13,858    14,201
 Costs in excess of related billings on
  uncompleted contracts                                 408       896
 Prepaid expenses and other current assets            3,981     4,517
 Taxes receivable                                       806       493
                                                   ---------  --------
     Total current assets                            86,292    81,358

Property, equipment and leasehold improvements,
 net                                                  4,678     5,093
Goodwill                                              9,782     9,782
Other intangible assets, net                          2,279     2,375
Deferred tax assets                                  10,536     8,604
Long-term investments                                 3,791     6,587
Other long-term assets                                  157       695
                                                   ---------  --------

     Total assets                                 $ 117,515  $114,494
                                                   =========  ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                 $     453  $    770
 Accrued expenses                                     4,492     3,623
 Deferred revenue                                     8,904     8,440
 Income taxes payable                                 1,455     1,441
                                                   ---------  --------
     Total current liabilities                       15,304    14,274
Deferred tax liabilities                                852       852
                                                   ---------  --------
     Total liabilities                               16,156    15,126

Stockholders' equity:
 Common stock                                            23        23
 Additional paid-in capital                         122,821   120,548
 Accumulated other comprehensive income (loss)           12        52
 Accumulated deficit                                (21,497)  (21,255)
                                                   ---------  --------
     Total stockholders' equity                     101,359    99,368
                                                   ---------  --------

     Total liabilities and stockholders' equity   $ 117,515  $114,494
                                                   =========  ========


    CONTACT: Virage Logic
             Jens Meyerhoff, 510-360-8025
             jens.meyerhoff@viragelogic.com